EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY

DAVITA INC.

with respect to

the Exchange Offer

Pursuant to, and subject to the terms and conditions described in, the Prospectus dated •, 2005

This form must be used by a holder of the 6 5/8% Senior Notes Due 2013 (the “restricted 6 5/8% notes”) or the 7 1/4% Senior Subordinated Notes Due 2015 (the “restricted 7 1/4% notes”, and collectively with the restricted 6 5/8% notes, the “restricted notes”) of DaVita Inc., a Delaware corporation (the “Issuer”), who wishes to tender restricted notes to the Exchange Agent pursuant to the guaranteed delivery procedures described in “The exchange offer—Procedures for tendering restricted notes” of the Issuer’s Prospectus, dated •, 2005 (as may be amended or supplemented from time to time, the “Prospectus”) and in Instruction 4 to the related Letter of Transmittal. Any holder who wishes to tender restricted notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date of the Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,

NEW YORK CITY TIME, ON •, 2005, UNLESS EARLIER TERMINATED OR EXTENDED BY DAVITA INC.

The Exchange Agent for the Exchange Offer is:

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By Registered or Certified Mail or Overnight Delivery:	Facsimile Transmission (Eligible Institutions Only):	By Hand Delivery:

The Bank of New York Trust Company, N.A. c/o The Bank of New York 101 Barclay Street, 7E Corporate Trust Operations Reorganization Unit New York, NY 10286 Attention:	(212) 298-1915 Attention:	The Bank of New York Trust Company, N.A. c/o The Bank of New York 101 Barclay Street, Lobby Level Corporate Trust Window New York, NY 10286 Attention:

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Guarantor Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuer, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of restricted notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 4 of the related Letter of Transmittal.

The undersigned hereby tenders the restricted 6 5/8% notes listed below:

Certificate Number(s) (if known) of Restricted 6 5/8% Notes or Account Number at the Book-Entry Facility	Aggregate Principal Amount Registered	Aggregate Principal Amount Tendered
	$	$
	$	$
	$	$

The undersigned hereby tenders the restricted 7 1/4% notes listed below:

Certificate Number(s) (if known) of Restricted 7 1/4% Notes or Account Number at the Book-Entry Facility	Aggregate Principal Amount Registered	Aggregate Principal Amount Tendered
	$	$
	$	$
	$	$

PLEASE SIGN AND COMPLETE

Signatures of Registered Holder(s) or Authorized Signatory:

Name(s) of Registered Holder(s):

Date:                    , 2005

Address:

Area Code and Telephone No.:

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This Notice of Guaranteed Delivery must be signed by the registered holder(s) of restricted notes exactly as their name(s) appear on a security position listing as the owner of restricted notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signing is by attorney, executor, administrator, trustee or guardian, agent or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Please print name(s) and address(es)

Name(s)

Capacity:

Address(es):

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an “Eligible Guarantor Institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the restricted notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such restricted notes into the Exchange Agent’s account at DTC as described in the Prospectus under the caption “The exchange offer—Procedures for tendering restricted notes” and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, on the third business day following the Expiration Date.

Name of firm:
(Authorized Signature)

Address:	Name:
(Please Print)

Title:
(Include Zip Code)

Area Code and Tel. No.:	Dated: , 2005

DO NOT SEND OUTSTANDING SECURITIES WITH THIS FORM. ACTUAL SURRENDER OF SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.

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INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.    Delivery of this Notice of Guaranteed Delivery.    A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address as set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 4 of the related Letter of Transmittal.

2.    Signatures on this Notice of Guaranteed Delivery.    If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the restricted notes referred to herein, the signature must correspond with the name(s) written on the face of the restricted notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by the Trustee whose name appears on a security position listing as the owner of the restricted notes, the signature must correspond with the name shown on the security position listing as the owner of the restricted notes.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any restricted notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the restricted notes or signed as the name of the participant shown on the Book-Entry Transfer Facility’s security position listing.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Issuer of such person’s authority to so act.

3.    Requests for Assistance or Additional Copies.    Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

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